UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   January 9, 2006

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code   (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 9, 2006, Cephalon, Inc. (“Cephalon” or the “Registrant”) entered into an agreement with Mylan Pharmaceuticals Inc. (“Mylan”) to settle its pending patent infringement dispute in the United States (the “Agreement”) related to PROVIGIL® (modafinil) Tablets [C-IV] (“PROVIGL”).

In connection with the Agreement, the Reigstrant will grant Mylan a non-exclusive royalty-bearing right to market and sell a generic version of PROVIGIL in the United States.  Mylan’s license will become effective in October 2011 unless Cephalon obtains a pediatric extension for PROVIGIL, which would permit entry by Mylan in April 2012.  An earlier entry by Mylan may occur based upon the entry of another generic version of PROVIGIL.

The Registrant and Mylan will promptly file a dismissal with prejudice with the United States District Court for the District of New Jersey that will conclude all pending litigation between the Registrant and Mylan regarding PROVIGIL.  This Agreement and the previously announced agreements with Teva Pharmaceutical Industries Ltd. and its affiliate and Ranbaxy Laboratories Limited do not affect the status of the ongoing PROVIGIL patent litigations between the Registrant and certain other generic companies that are pending in the U.S. District Court in New Jersey.  These lawsuits claim infringement of the Registrant’s U.S. Patent No. RE37,516 (“the ‘516 Patent”) which covers pharmaceutical compositions and methods of treatment with the form of modafinil contained in PROVIGIL.  The ‘516 patent expires in October 6, 2014 and may be extended by six months (to April 6, 2015) upon submission of pediatric study data that is acceptable to the U.S. Food and Drug Administration.

The above description of the terms between the Registrant and Mylan is not intended to be a complete summary of all of the terms and conditions of the Agreement.  Many of the terms and conditions of the Agreement remain confidential.  There can be no assurance that the Federal Trade Commission will not raise objections to, or request modifications to, the Agreement; that any such modifications will be acceptable to the Registrant and Ranbaxy; or that the Agreement will become effective on the terms currently proposed or at all.

The Registrant hereby incorporates by reference the press release dated January 10, 2006, attached hereto as Exhibit 99.1, and made a part of this Item 1.01.

Item 8.01               Other Events.

(a)           On January 9, 2006, Cephalon and Mylan Laboratories Inc. also entered into two product development collaboration agreements under which the companies will explore utilizing Mylan Technologies Inc.’s transdermal technology to address pain and certain central nervous system disorders.  Under the arrangements, Cephalon will have an option to develop and commercialize the products in exchange for payment of milestones and ongoing royalties based on net sales of the products.

(b)           On December 28, 2005, Cephalon publicly announced that it has received a response from the United States Food and Drug Administration (the “FDA”) regarding the New Drug Application (the “NDA”) for VIVITROL® (naltrexone for extended-release injectable suspension) for the treatment of alcohol dependence.  A copy of the press release announcing the FDA’s response is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(c)           On December 21, 2005, Cephalon submitted data to the FDA relating to clinical studies of PROVIGIL® (modafinil) in pediatric patients.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

None

(b)           Pro forma Financial Information.

None

(c)                                  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 10, 2005 – Cephalon, Inc. Announces Agreement with Mylan Pharmaceuticals Inc. Regarding Settlement of PROVIGIL® Patent Litigation

99.2	Press Release dated December 28, 2005 — FDA Issues Approvable Letter for VIVITROL (Formerly VIVITREX®), for the Treatment of Alcohol Dependence

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: January 12, 2006	By:	/s/ John E. Osborn
John E. Osborn
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 10, 2005 – Cephalon, Inc. Announces Agreement with Mylan Pharmaceuticals Inc. Regarding Settlement of PROVIGIL® Patent Litigation

99.2	Press Release dated December 28, 2005 — FDA Issues Approvable Letter for VIVITROL (Formerly VIVITREX®), for the Treatment of Alcohol Dependence